News Release
www.aviatnetworks.com

Aviat Networks Announces Fiscal Fourth Quarter and Fiscal Year 2012 Financial Results
SANTA CLARA, Calif., August 15, 2012 -- Aviat Networks, Inc. (NASDAQ: AVNW), a leading expert in microwave networking solutions, today reported financial results for the fourth quarter and fiscal year 2012, which ended June 29, 2012.
Financial Highlights for Q4FY12

•	Book to Bill above 1

•	Revenue for the quarter was above guidance range at $116.0M

•	GAAP Gross Margin of 28.3%; Non-GAAP Gross Margin was below guidance range at 28.6% due to unfavorable product mix and negative FX impacts

•	GAAP Net Loss including discontinued operations of $(1.3)M or $(0.02) per share; Non-GAAP Net
Income from continuing operations of $1.2M or $0.02 per share

•	Generated positive cash flow from operations of $9.2M
Financial Highlights for FY12

•	Revenues stabilized at $444.0M for the fiscal year, strengthening in the second half, down from
$452.1M the previous fiscal year

•	GAAP Gross Margins at 29.7% versus 28.3% the previous fiscal year; Non-GAAP Gross Margins at
30.2% of revenues, compared to 30.0% the previous fiscal year

•	Non-GAAP operating expense declined in every quarter of the fiscal year

•	GAAP Net Loss including discontinued operations of $(24.1)M or $(0.41) per share, compared with
$(90.5)M or $(1.54) per share in FY11. Non-GAAP Net Income from continuing operations of $3.8M compared with non-GAAP Net Loss from continuing operations of $(6.3M) in FY11

•	Generated $8.4M positive cash flow from operations, versus a use of cash in operations of
$(41.5)M last fiscal year

GAAP Financial Results

For the fourth quarter of fiscal year 2012, revenue was $116.0 million, compared with $120.9 million in the year-ago quarter. Revenue and results of operations from our WiMAX business are classified as discontinued operations for all periods presented. The Company reported a net loss, including discontinued operations, of $(1.3) million or $(0.02) per share, compared with a net loss of $(19.8) million or $(0.34) per share in the year-ago quarter. Loss from continuing operations for the quarter was $(1.0) million or $(0.02) per share, compared with the loss from continuing operations of $(6.3) million or $(0.11) per share in the year-ago quarter.
Cash and cash equivalents were $96.0 million as of June 29, 2012 compared with $90.5 million as of the end of the prior quarter.
Non-GAAP Financial Results
Non-GAAP income from continuing operations for the quarter was $1.2 million or $0.02 per share, compared with a non-GAAP income from continuing operations of $2.8 million, or $0.05 per share, in the year-ago quarter.
The fourth quarter of fiscal year 2012 non-GAAP results excluded $2.6 million of pre-tax charges composed primarily of the following:

•	$1.5 million for share-based compensation expense

•	$0.3 million for amortization of purchased intangibles

•	$0.9 million of restructuring charges
The fourth quarter of fiscal year 2012 non-GAAP results also excluded an income tax benefit of $0.4 million. Loss from discontinued operations, net of taxes was $0.3 million for the quarter.
A reconciliation of GAAP to non-GAAP financial measures for the quarter comparison with the year-ago period is provided on Table 4 along with the accompanying notes.
Fourth Quarter Revenue by Region
Revenue in the North America region was $40.7 million in the fourth quarter of fiscal 2012, compared with $42.2 million in the year-ago quarter and $42.6 million in the prior quarter. International revenue was $75.3 million, compared with $78.7 million in the year ago quarter and $69.0 million in the prior quarter.
“We are now at the inflection point of our business strategy. We have an improved financial model and with restructuring largely behind us, we are seeing the potential to more consistently generate cash and non-GAAP profitability,” said Michael Pangia, president and CEO, Aviat Networks. “As we move into our new fiscal year, we will enhance our value proposition with the continued rollout of additional new products and remain focused on increasing shareholder value.”
Outlook
Based on current trends, the first quarter of fiscal 2013 revenue outlook range is $111M-$116M. Gross margins in the quarter are expected to be in the range of 29.0%-30.0% and non-GAAP operating expenses are expected to be in the $31.0-$32.0M range. Cash balances are estimated to increase modestly in the quarter.
Conference Call Details
Aviat Networks, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company's financial results. Those wishing to join the call should dial 480-629-9645 or toll free at 800-762-8779 access code 4557175 at approximately 4:20 p.m. Eastern Time. A replay also will be available starting approximately one hour after the completion of the call until August 21, 2012. To access the replay, dial 303-590-3030 or toll free at 800-406-7325 access code 4557175. A live and archived webcast of the conference call will also be available via the Company's Web site at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income or loss, income tax provision or benefit, income or loss from continuing operations, basic and diluted income or loss per share from continuing operations, adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance.
Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than 750,000 systems installed around the world, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in 46 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipates," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continues," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.

For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 12, 2011 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables to Follow:

###
Media Contact:
Cynthia Johnson, Aviat Networks, Inc., (408) 550-3321, cynthia.johnson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2012 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
	(In millions, except per share amounts)
Revenue from product sales and services	$116.0	$120.9	$444.0	$452.1
Cost of product sales and services	83.0	87.9	311.6	323.3
Amortization of purchased technology	0.2	0.2	0.7	0.7
Gross margin	32.8	32.8	131.7	128.1
Research and development expenses	9.3	9.7	36.0	40.5
Selling and administrative expenses	23.9	23.8	98.9	104.0
Amortization of intangible assets	0.1	0.7	1.6	2.8
Goodwill impairment charges	—	—	5.6	—
Restructuring charges	0.9	2.0	2.3	15.4
Operating loss	(1.4)	(3.4)	(12.7)	(34.6)
Loss on sale of NetBoss assets	—	(0.2)	—	(4.6)
Other expenses, net	—	(3.1)	(0.6)	(3.6)
Interest income	0.3	—	0.6	0.3
Interest expense	(0.3)	(0.5)	(1.3)	(2.2)
Loss from continuing operations before income taxes	(1.4)	(7.2)	(14.0)	(44.7)
Provision for (benefit from) income taxes	(0.4)	(0.9)	1.5	14.1
Loss from continuing operations	(1.0)	(6.3)	(15.5)	(58.8)
Loss from discontinued operations, net of tax	(0.3)	(13.5)	(8.6)	(31.7)
Net loss	$(1.3)	$(19.8)	$(24.1)	$(90.5)
Basic and diluted net loss per common share:
Continuing operations	$(0.02)	$(0.11)	$(0.26)	$(1.00)
Discontinued operations	$(0.01)	$(0.23)	$(0.15)	$(0.54)
Net loss per common share	$(0.02)	$(0.34)	$(0.41)	$(1.54)
Basic and diluted weighted average shares outstanding	59.2	58.8	59.0	58.6

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2012 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 29, 2012	July 1, 2011 (1)
	(In millions)
Assets
Cash and cash equivalents	$96.0	$98.2
Receivables, net	90.7	133.0
Unbilled costs	25.9	24.8
Inventories	56.8	50.6
Customer service inventories	18.5	21.2
Other current assets	16.7	22.5
Property, plant and equipment, net	21.7	21.6
Goodwill	—	5.6
Identifiable intangible assets, net	1.8	4.1
Other assets	1.5	2.3
	$329.6	$383.9
Liabilities and Stockholders' Equity
Current portion of long-term debt	$4.1	$—
Accounts payable	51.6	70.3
Redeemable preference shares	—	8.3
Accrued expenses and other current liabilities	99.7	112.5
Long-term debt	8.8	6.0
Reserve for uncertain tax positions and other long-term liabilities	7.9	9.1
Stockholders' equity	157.5	177.7
	$329.6	$383.9
_____________________________________________________

(1)	Certain prior year period amounts are reclassified to conform to current period presentation.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2012 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	June 29, 2012	July 1, 2011 (1)
	(In millions)
Operating Activities
Net loss	$(24.1)	$(90.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of identifiable intangible assets	2.3	3.4
Depreciation and amortization of property, plant and equipment and capitalized software	4.9	8.6
Goodwill impairment charges	5.6	—
Bad debt expenses	3.9	2.9
Share-based compensation expense	5.2	4.8
Deferred income tax expense (benefit)	(0.5)	11.0
Charges for product transition and inventory write-downs	3.4	20.2
Loss on disposition of WiMAX business	1.9	9.5
Loss on sale of NetBoss assets	—	4.6
Changes in operating assets and liabilities:
Receivables	38.4	(28.7)
Unbilled costs	(1.1)	5.5
Inventories	(7.6)	(6.4)
Customer service inventories	0.7	(10.9)
Accounts payable	(18.6)	11.5
Accrued expenses	(5.9)	3.8
Advance payments and unearned income	(4.6)	8.5
Income taxes payable or receivable	0.1	(1.9)
Other assets and liabilities	4.4	2.6
Net cash provided by (used in) operating activities	8.4	(41.5)
Investing Activities
Cash received from sale of NetBoss assets	—	3.8
Cash disbursed related to sale of WiMAX business, net	(1.5)	—
Additions of property, plant and equipment	(5.9)	(7.2)
Additions of capitalized software	—	(0.8)
Net cash used in investing activities	(7.4)	(4.2)
Financing Activities
Payments on short-term debt arrangement	—	(5.0)
Proceeds from long-term debt	8.3	6.0
Payments on long-term debt	(1.4)	—
Proceeds from share-based compensation awards	0.1	0.2
Redemption of preference shares	(8.3)	—
Net cash provided by (used in) financing activities	(1.3)	1.2
Effect of exchange rate changes on cash and cash equivalents	(1.9)	1.0
Net decrease in cash and cash equivalents	(2.2)	(43.5)
Cash and cash equivalents, beginning of year	98.2	141.7
Cash and cash equivalents, end of year	$96.0	$98.2
____________________________________________________

(1)	Certain prior year period amounts are reclassified to conform to current period presentation.

AVIAT NETWORKS, INC.
Quarter Ended June 29, 2012 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income or loss, other income or loss, income tax provision or benefit, income or loss from continuing operations, basic and diluted income or loss per share from continuing operations, and adjusted earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted to exclude certain costs, charges, gains and losses. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2012 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended				Fiscal Year Ended
	June 29, 2012	% of Revenue	July 1, 2011	% of Revenue	June 29, 2012	% of Revenue	July 1, 2011	% of Revenue
	(In millions, except per share amounts)
GAAP gross margin	$32.8	28.3%	$32.8	27.1%	$131.7	29.7%	$128.1	28.3%
Share-based compensation	0.2		0.1		0.7		0.4
Write-off of deferred inventory and E&O costs	—		3.3		1.0		6.6
Amortization of purchased technology	0.2		0.2		0.7		0.7
Non-GAAP gross margin	$33.2	28.6%	$36.4	30.1%	$134.1	30.2%	$135.8	30.0%
GAAP research and development expenses	$9.3	8.0%	$9.7	8.0%	$36.0	8.1%	$40.5	9.0%
Share-based compensation	(0.2)		(0.5)		(0.9)		(1.9)
Non-GAAP research and development expenses	$9.1	7.8%	$9.2	7.6%	$35.1	7.9%	$38.6	8.5%
GAAP selling and administrative expenses	$23.9	20.6%	$23.8	19.7%	$98.9	22.3%	$104.0	23.0%
Share-based compensation	(1.1)		(0.8)		(3.6)		(2.4)
Rebranding and transitional services	—		—		—		(0.9)
NetBoss bad debt expenses and other	0.1		0.9		(0.8)		0.9
Non-GAAP selling and administrative expenses	$22.9	19.7%	$23.9	19.8%	$94.5	21.3%	$101.6	22.5%
GAAP operating loss	$(1.4)	(1.2)%	$(3.4)	(2.8)%	$(12.7)	(2.9)%	$(34.6)	(7.7)%
Share-based compensation	1.5		1.4		5.2		4.7
Write-off of deferred inventory and E&O costs	—		3.3		1.0		6.6
Amortization of purchased technology	0.2		0.2		0.7		0.7
Rebranding and transitional services	—		—		—		0.9
NetBoss bad debt expenses and other	(0.1)		(0.9)		0.8		(0.9)
Amortization of intangible assets	0.1		0.7		1.6		2.8
Goodwill impairment charges	—		—		5.6		—
Restructuring charges	0.9		2.0		2.3		15.4
Non-GAAP operating income (loss)	$1.2	1.0%	$3.3	2.7%	$4.5	1.0%	$(4.4)	(1.0)%
GAAP interest and other expense, net	$—	—%	$(3.8)	(3.1)%	$(1.3)	(0.3)%	$(10.1)	(2.2)%
Loss on sale of NetBoss assets	—		0.2		—		4.6
Transactional tax assessments and other	—		2.3		0.6		2.8
Costs related to liquidation of foreign subsidiaries	—		0.8		—		0.8
Non-GAAP interest and other expense, net	$—	—%	(0.5)	(0.4)%	(0.7)	(0.2)%	(1.9)	(0.4)%
GAAP income tax provision (benefit)	$(0.4)	(0.3)%	$(0.9)	(0.7)%	$1.5	0.3%	$14.1	3.1%
Adjustment to reflect zero percent pro forma tax rate	0.4		0.9		(1.5)		(14.1)
Non-GAAP income tax provision	$—	—%	$—	—%	$—	—%	$—	—%
GAAP loss from continuing operations	$(1.0)	(0.9)%	$(6.3)	(5.2)%	$(15.5)	(3.5)%	$(58.8)	(13.0)%
Share-based compensation	1.5		1.4		5.2		4.7
Write-off of deferred inventory and E&O costs	—		3.3		1.0		6.6
Amortization of purchased technology	0.2		0.2		0.7		0.7
Rebranding and transitional services	—		—		—		0.9
NetBoss bad debt expenses and other	(0.1)		(0.9)		0.8		(0.9)
Amortization of intangible assets	0.1		0.7		1.6		2.8
Goodwill impairment charges	—		—		5.6		—
Restructuring charges	0.9		2.0		2.3		15.4
Loss on sale of NetBoss assets	—		0.2		—		4.6
Transactional tax assessments and other	—		2.3		0.6		2.8
Costs related to liquidation of foreign subsidiaries	—		0.8		—		0.8
Adjustment to reflect zero percent pro forma tax rate	(0.4)		(0.9)		1.5		14.1
Non-GAAP income (loss) from continuing operations	$1.2	1.0%	$2.8	2.3%	$3.8	0.9%	$(6.3)	(1.4)%

	Quarter Ended				Fiscal Year Ended
	June 29, 2012	% of Revenue	July 1, 2011	% of Revenue	June 29, 2012	% of Revenue	July 1, 2011	% of Revenue
	(In millions, except per share amounts)
Basic and diluted income (loss) per share from continuing operations
GAAP	$(0.02)		$(0.11)		$(0.26)		$(1.00)
Non-GAAP	$0.02		$0.05		$0.06		$(0.11)
Shares used in computing income (loss) per share from continuing operations
GAAP - basic and diluted	59.2		58.8		59.0		58.6
Non-GAAP - basic	61.3		60.6		61.0		58.6
Non-GAAP - diluted	61.4		60.6		61.0		58.6

GAAP loss from continuing operations	$(1.0)	(0.9)%	$(6.3)	(5.2)%	$(15.5)	(3.5)%	$(58.8)	(13.0)%
Depreciation and amortization of property, plant and equipment and capitalized software	1.4		1.8		4.9		8.6
Interest expense	0.3		0.5		1.3		2.2
Share-based compensation	1.5		1.4		5.2		4.7
Write-off of deferred inventory and E&O costs	—		3.3		1.0		6.6
Amortization of purchased technology	0.2		0.2		0.7		0.7
Rebranding and transitional services	—		—		—		0.9
NetBoss bad debt expenses and other	(0.1)		(0.9)		0.8		(0.9)
Amortization of intangible assets	0.1		0.7		1.6		2.8
Goodwill impairment charges	—		—		5.6		—
Restructuring charges	0.9		2.0		2.3		15.4
Loss on sale of NetBoss assets	—		0.2		—		4.6
Transactional tax assessments and other	—		2.3		0.6		2.8
Costs related to liquidation of foreign subsidiaries	—		0.8		—		0.8
Adjustment to reflect zero percent pro forma tax rate	(0.4)		(0.9)		1.5		14.1
Adjusted EBITDA	$2.9	2.5%	$5.1	4.2%	$10.0	2.3%	$4.5	1.0%

_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP financial measures exclude share-based compensation, write-off of deferred inventory and excess and obsolete inventory, amortization of purchased technology, rebranding and transitional services, NetBoss bad debt expenses, amortization of intangible assets, goodwill impairment charges, restructuring charges, loss on sale of NetBoss assets, transactional tax assessments, adjustment to reflect zero percent pro forma tax rate, depreciation and amortization of property, plant and equipment and capitalized software and interest expense. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

.

Table 5
AVIAT NETWORKS, INC.
Fiscal Year 2012 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
		(In millions)
North America	$40.7	$42.2	$164.9	$160.1
International:
Africa and Middle East	46.9	50.6	147.7	144.1
Europe and Russia	13.8	11.1	53.6	73.4
Latin America and Asia Pacific	14.6	17.0	77.8	74.5
Total International	75.3	78.7	279.1	292.0
	$116.0	$120.9	$444.0	$452.1